Exhibit 22.1

LIST OF SUBSIDIARY GUARANTORS

As of June  30, 2026, Century Communities, Inc. (referred to as the “Issuer”) had $500 million principal amount outstanding of 3.875% Senior Notes due August 2029 (referred to collectively as the “2029 Notes”) and $500 million principal amount outstanding of 6.625% Senior Notes due September 2033 (referred to collectively as the “2033 Notes” and collectively with the 2029 Notes, the “Senior Notes”). The Senior Notes are unsecured senior obligations of the Issuer and are fully and unconditionally guaranteed on an unsecured basis, jointly and severally, by substantially all of the Issuer’s direct and indirect wholly-owned operating subsidiaries (referred to collectively as “Guarantors”). The Issuer’s subsidiaries associated with its financial services operations do not guarantee the Senior Notes.

As of June  30, 2026, the entities set forth below, which are 100% owned subsidiaries of the Issuer, were guarantors of the outstanding Senior Notes. The Guarantors’ condensed supplemental financial information is presented in the Quarterly Report on Form 10-Q for the quarterly period ended June  30, 2026 as if the guarantees existed during the periods presented pursuant to applicable SEC rules and guidance. In addition, pursuant to such SEC rules and guidance, the information regarding the Guarantors as of June  30, 2026 is set forth below.

Name of Subsidiary	State of Formation, Organization, or Incorporation
Benchmark Communities, LLC	Delaware
BMC East Garrison, LLC	Delaware
BMC EG Bluffs, LLC	Delaware
BMC EG Bungalow, LLC	Delaware
BMC EG Garden, LLC	Delaware
BMC EG Grove, LLC	Delaware
BMC EG Towns, LLC	Delaware
BMC EG Village, LLC	Delaware
BMC REALTY ADVISORS, INC	California
BMCH CALIFORNIA, LLC	Delaware
BMCH Tennessee, LLC	Delaware
BMCH Washington, LLC	Delaware
Casa Acquisition Corp.	Delaware
CC Communities, LLC	Colorado
CCC Holdings, LLC	Colorado
CCG Constructors LLC	Georgia
CCG Realty Group LLC	Georgia
CCH Homes, LLC	Colorado
CCNC Realty Group, LLC	North Carolina
CCSC Realty Group, LLC	South Carolina
Centennial Holding Company LLC	Colorado
Century at Anthology, LLC	Colorado
Century at Belleview Place, LLC	Colorado
Century at Carousel Farms, LLC	Colorado
Century at Compark Village South, LLC	Colorado
Century at Landmark, LLC	Colorado
Century at Marvella, LLC	Colorado
Century at Mayfield, LLC	Colorado
Century at Oak Street, LLC	Colorado
Century at Pearson Grove, LLC	Colorado
Century Building Supply, LLC	Colorado
Century City, LLC	Colorado
Century Communities Construction of Arizona, LLC	Arizona
CENTURY COMMUNITIES CONSTRUCTION, LLC	Utah
Century Communities Investments LLC	Colorado

Name of Subsidiary	State of Formation, Organization, or Incorporation
Century Communities Merchandising Group, LLC	Colorado
Century Communities of Arizona, LLC	Arizona
CENTURY COMMUNITIES OF CALIFORNIA, LLC	Delaware
Century Communities of Florida Realty Group, LLC	Delaware
Century Communities of Florida, LLC	Colorado
Century Communities of Georgia, LLC	Colorado
CENTURY COMMUNITIES OF IDAHO, LLC	Colorado
Century Communities of Nevada Realty, LLC	Nevada
Century Communities of Nevada, LLC	Delaware
CENTURY COMMUNITIES OF NORTH CAROLINA, LLC	Delaware
CENTURY COMMUNITIES OF SOUTH CAROLINA, LLC	Delaware
CENTURY COMMUNITIES OF TENNESSEE, LLC	Delaware
CENTURY COMMUNITIES OF UTAH, LLC	Utah
CENTURY COMMUNITIES OF WASHINGTON, LLC	Delaware
Century Communities Realty of Utah, LLC	Utah
Century Communities Southeast, LLC	Colorado
Century Couplet, LLC	Colorado
Century Land Holdings II, LLC	Colorado
Century Land Holdings of Texas, LLC	Colorado
Century Land Holdings of Utah, LLC	Utah
Century Land Holdings, LLC	Colorado
Century Lincoln Station, LLC	Colorado
Century Living at Compark, LLC	Colorado
Century Living at SG 1, LLC	Colorado
Century Living at Verona LLC	Colorado
Century Living, LLC	Colorado
Century Mariposa, LLC	Colorado
Century Townhomes at Candelas, LLC	Colorado
CENTURY TUSCANY GC, LLC	Delaware
Cherry Hill Park, LLC	Colorado
Horizon Building Services, LLC	Colorado
Park 5th Avenue Development Co., LLC	Colorado
The Retreat at Ridgegate, LLC	Colorado
UCP Barclay III, LLC	Delaware
UCP East Garrison, LLC	Delaware
UCP Kerman, LLC	Delaware
UCP Meadowood III, LLC	Delaware
UCP SAGEWOOD, LLC	Delaware
UCP, LLC	Delaware
WJH Brokerage AZ LLC	Arizona
WJH BROKERAGE FL LLC	Florida
WJH BROKERAGE IN LLC	Indiana
WJH BROKERAGE MI LLC	Michigan
WJH Brokerage NC LLC	North Carolina
WJH Brokerage NV LLC	Nevada
WJH BROKERAGE OH LLC, D/B/A WADE JURNEY HOMES	Ohio
WJH LLC	Delaware
WJH LLC of Delaware	Delaware
WJH SALES OF AZ LLC	Arizona
WJHAL LLC	Alabama
WJHAL2 LLC	North Carolina
WJHAZ LLC	Arizona
WJHID LLC	Idaho
WJHKY LLC	Kentucky